Exhibit 99.1
Potbelly Corporation Reports Results for Second Fiscal Quarter 2022

Drove significant year-over-year profitability improvements with positive net income of $0.6 million, up $4.5 million, and adjusted EBITDA of $5.8 million, up $3.9 million

Same-store-sales improved +17.2%, leading to record AUVs of $22,902 for the quarter

Company remains on track to achieve its full-year 2022 outlook

Chicago, IL. August 4, 2022 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for the second fiscal quarter ended June 26, 2022.

Second Quarter Strategic Successes:

•Positive same-store sales (SSS) for the fifth consecutive quarter, ending the second quarter at +17.2% supported by outsized performance from Central Business District (CBD) and Airport shops

•Income from operations improved by $4.5 million driven by shop-level margins expanding to 11.4%, up from 9.7%, as a result of strong sales, improved operational efficiencies and strategic pricing actions

•Achieved success driving customer traffic and engagement with targeted digital promotional offerings and limited time only menu offerings (LTOs)

•Achieved positive net income of $0.6 million, marking the Company’s first quarter of positive net income since pre-pandemic conditions

Key highlights for the quarter ended June 26, 2022 compared to June 27, 2021:
•Total revenues increased by 18.9% to $116.0 million compared to $97.5 million.

•GAAP net income attributable to Potbelly Corporation was $0.6 million, compared to a GAAP net loss of ($3.9) million. GAAP diluted income per share was $0.02 compared to a GAAP diluted loss per share of ($0.14).

•Adjusted net income1 attributable to Potbelly Corporation was $1.5 million compared to an adjusted net loss of ($2.9) million. Adjusted diluted EPS1 was $0.05 compared to an adjusted diluted EPS loss of ($0.10).

•EBITDA1 improved to $3.9 million from $1.0 million.

•Adjusted EBITDA1 improved to $5.8 million compared to $1.9 million.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “I am pleased to report another notably strong quarter for Potbelly as evidenced by continued top-line growth and margin expansion. This was supported by sustained recovery in our Central Business District and Airport locations, as well as a meaningful step-up in performance within our catering channel. During the quarter, we further executed against our strategic growth objectives and were thrilled to see the business return to profitability, with our first quarter of positive net income since pre-pandemic conditions, despite macro-economic pressures. We have continued to stimulate customer engagement within our Perks loyalty program through various successful marketing promotions leveraging our high-quality food and LTO menu offerings along with targeted digital offers including one day only BOGOs. Customers loved our Cubano sandwich, Lemon

Cheesecake cookie, and Cold Brew milkshake, all of which have contributed to our top-line. Potbelly’s Five-Pillar strategy has served as our roadmap from recovery to growth, and we look forward to building further on our growth momentum in the coming quarters.”

Mr. Wright continued, “We are excited by both the pace and quality of the discussions we are having with our franchise candidates as we strive towards our 2024 and long-term Franchise Growth Acceleration Initiative. Recently, we held two Discovery Days, which are on-site events designed to attract and educate potential franchisees on Potbelly’s business model. We have developed positive momentum, including a strong pipeline of qualified candidates, and we look forward to announcing our first franchising deals as well as new signed Shop Development Area Agreements (SDAAs) as soon as they are finalized. Our franchise-oriented goals remain a key priority, and we look forward to making meaningful progress in Potbelly’s next phase of growth.”

2022 Outlook

Steve Cirulis, Chief Financial Officer, added, “We are happy to report strong performance in the business, driving noteworthy sequential and year-over-year improvement in revenue and shop-level margins, both of which were at the high end of our second quarter outlook. As Potbelly and the broader restaurant sector have continued to face unprecedented inflationary pressures and macro-economic uncertainty, our team remains highly proactive in our efforts to provide value to our customers while mitigating the impacts of these headwinds through optimization of cost-savings and strategic pricing actions as appropriate. For the third quarter of 2022, we expect total revenues of $113 to $118 million and shop-level margins of between 9% and 12%. For the full year 2022, we remain confident in our ability to achieve record AUVs, double-digit growth in same-store sales, and shop-level margins in the low double-digit range.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-833-630-1088 in the U.S. & Canada, or 1-412-317-1817 internationally.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, August 4, 2022, through midnight August 11, 2022. To access the replay, please call 1-877-344-7529 (U.S.), 855-669-9658 (Canada), or 1-412-317-0088 (International) and enter confirmation code 6016524. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•Company-operated comparable store sales or same-store traffic – represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer.

•Average Unit Volumes (AUV) – represents the average sales of all company-operated shops which reported sales during the associated time period.

•EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – represents income (loss) from operations excluding franchise royalties and fees, franchise marketing expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our future financial position and results of operations, revenue, business strategy, budgets, shop-level margins, our intention to build further on our growth momentum in the coming quarters, our expectation that we will announce our first franchising deals with candidates as well as new signed Shop Development Area Agreements, our expectation that we will make meaningful progress in Potbelly’s next phase of growth, our expectation that we will achieve record AUV’s and double-digit growth in same-store sales for full year 2022 and our expectation that our shop-level margins will be in the low double-digit range for full year 2022. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Lisa Fortuna or Ashley Gruenberg
Alpha IR Group
312-445-2870
PBPB@alpha-ir.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	June 26, 2022	% of Revenues	June 27, 2021	% of Revenues	June 26, 2022	% of Revenues	June 27, 2021	% of Revenues
Revenues
Sandwich shop sales, net	$114,992	99.2%	$96,777	99.3%	$212,423	99.2%	$174,279	99.3%
Franchise royalties and fees	960	0.8	714	0.7	1,750	0.8	1,277	0.7
Total revenues	115,952	100.0	97,491	100.0	214,173	100.0	175,556	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	32,830	28.5	26,341	27.2	60,138	28.3	47,810	27.4
Labor and related expenses	36,121	31.4	31,961	33.0	69,374	32.7	60,575	34.8
Occupancy expenses	13,805	12.0	13,562	14.0	27,650	13.0	27,160	15.6
Other operating expenses	19,128	16.6	15,570	16.1	37,233	17.5	29,574	17.0

(Percentages stated as a percent of total revenues)
Franchise marketing expenses	126	0.1	76	NM	246	0.1	120	NM
General and administrative expenses	8,827	7.6	8,674	8.9	17,345	8.1	15,847	9.0
Depreciation expense	3,030	2.6	4,553	4.7	6,167	2.9	8,727	5.0
Impairment, loss on disposal of property and equipment and shop closures	1,044	0.9	257	0.3	2,363	1.1	3,379	1.9
Total expenses	114,911	99.1	100,994	103.6	220,516	103.0	193,192	110.0
Income (loss) from operations	1,041	0.9	(3,503)	(3.6)	(6,343)	(3.0)	(17,636)	(10.0)

Interest expense, net	357	0.3	185	0.2	683	0.3	472	0.3
Income (loss) before income taxes	684	0.6	(3,688)	(3.8)	(7,026)	(3.3)	(18,108)	(10.3)
Income tax expense (benefit)	(24)	NM	160	0.2	153	NM	214	0.1
Net income (loss)	708	0.6	(3,848)	(3.9)	(7,179)	(3.4)	(18,322)	(10.4)
Net income (loss) attributable to non-controlling interest	134	0.1	33	NM	160	NM	31	NM
Net income (loss) attributable to Potbelly Corporation	$574	0.5%	$(3,881)	(4.0)%	$(7,339)	(3.4)%	$(18,353)	(10.5)%

Net income (loss) per common share attributable to common shareholders:
Basic	$0.02		$(0.14)		$(0.26)		$(0.68)
Diluted	$0.02		$(0.14)		$(0.26)		$(0.68)
Weighted average common shares outstanding:
Basic	28,565		27,978		28,481		26,961
Diluted	29,117		27,978		28,481		26,961
_____________________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Net income (loss) attributable to Potbelly Corporation, as reported	$574	$(3,881)	$(7,339)	$(18,353)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,044	257	2,363	3,379
Total adjustments before income tax	1,044	257	2,363	3,379
Income tax adjustments(2)	(152)	732	2,008	3,608
Total adjustments after income tax	892	989	4,371	6,987
Adjusted net income (loss) attributable to Potbelly Corporation	$1,466	$(2,892)	$(2,968)	$(11,366)

Net income (loss) attributable to Potbelly Corporation per share, basic	$0.02	$(0.14)	$(0.26)	$(0.68)
Net income (loss) attributable to Potbelly Corporation per share, diluted	$0.02	$(0.14)	$(0.26)	$(0.68)

Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$0.05	$(0.10)	$(0.10)	$(0.42)
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$0.05	$(0.10)	$(0.10)	$(0.42)

Shares used in computing adjusted net income (loss) attributable to Potbelly Corporation:
Basic	28,565	27,978	28,481	26,961
Diluted	29,117	27,978	28,481	26,961

	For the Quarter Ended		For the Year to Date Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Net income (loss) attributable to Potbelly Corporation, as reported	$574	$(3,881)	$(7,339)	$(18,353)
Depreciation expense	3,030	4,553	6,167	8,727
Interest expense, net	357	185	683	472
Income tax expense	(24)	160	153	214
EBITDA	$3,937	$1,017	$(336)	$(8,940)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,044	257	2,363	3,379
Stock-based compensation	820	655	1,495	848
Adjusted EBITDA	$5,801	$1,929	$3,522	$(4,713)

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Income (loss) from operations	$1,041	$(3,503)	$(6,343)	$(17,636)
Less: Franchise royalties and fees	960	714	1,750	1,277
Franchise marketing expenses	126	76	246	120
General and administrative expenses	8,827	8,674	17,345	15,847
Depreciation expense	3,030	4,553	6,167	8,727
Impairment, loss on disposal of property and equipment and shop closures	1,044	257	2,363	3,379
Shop-level profit [Y]	$13,108	$9,343	$18,028	$9,160
Total revenues	$115,952	$97,491	$214,173	$175,556
Less: Franchise royalties and fees	960	714	1,750	1,277
Sandwich shop sales, net [X]	$114,992	$96,777	$212,423	$174,279
Shop-level profit margin [Y÷X]	11.4%	9.7%	8.5%	5.3%

Potbelly Corporation
Consolidated Selected Balance Sheet Data & Selected Operating Data – Unaudited
(Amounts in thousands, except per share data)

	June 26, 2022	December 26, 2021
Selected Balance Sheet Data
Cash and cash equivalents	$14,657	$14,353
Total assets	245,768	253,237
Current portion of long-term debt	3,333	2,333
Long-term debt, net of current portion	18,717	17,517
Total liabilities	254,649	255,654
Total equity (deficit)	(8,881)	(2,417)

	For the Quarter Ended		For the Year to Date Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	393	398	393	398
Franchise shops, end of period	47	45	47	45
Revenue Data:
Company-operated comparable store sales	17.2%	70.0%	20.4%	26.6%

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.
2)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.